Exhibit 5(b)

                                  REID & PRIEST LLP
                  A New York Registered Limited Liability Partnership
                                 40 WEST 57TH STREET
                                  NEW YORK, NEW YORK
                                TELEPHONE 212 603-2000
                                   FAX 212 603-2298


                                                    New York, New York
                                                    May 18, 1995


          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

                    As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on or about date hereof (the "Registration Statement") in connection with the proposed offering of up to $125,000,000 in principal amount of Subordinated Deferrable Interest Debentures (the "Debentures") to be issued pursuant to the terms of an indenture from the Company to The Chase Manhattan Bank (National Association), as trustee (the "Indenture"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

                    Based upon the foregoing, we are of the opinion that, when the Indenture has been executed and delivered, and the Debentures are issued and delivered, for the consideration and in the manner contemplated in the Registration Statement, the Debentures will be valid, legal and binding obligations of the Company, except as such may later be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general equity principles.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters".

                    We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel, Hector & Davis, West Palm Beach, Florida. As to all matters of New York law, Steel, Hector & Davis is authorized to rely upon this opinion as if it were addressed to it.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP